SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report :  March 26, 1997

CML CHURCH MORTGAGE, INC.
(Exact name of registrant as specified in its charter)

Wisconsin
(State or Other Jurisdiction of Incorporation)

33-27664
(Commission File Number)

02-0430692
(IRS Employee Identification No.)

Wortham Tower, 6th Floor, 2727 Allen Parkway, Houston, Texas     77019-2115
(Address of principal executive offices)

(713) 529-0045
(Registrant's telephone number)

ITEM 4:

    On December 15, 1996, the Board of Directors of CML Church Mortgage, Inc.
(the
Registrant"), determined to dismiss Ernst & Young LLP ("Ernst & Young") as its principal accountant and to retain KPMG Peat Marwick LLP ("KPMG") in that capacity.

    The Board of Directors determined that it was in the best interest of the Registrant to retain the same firm as the Parent company to provide this service. This decision was also made based upon the purchase of the Parent company by a Texas domiciled life insurance company and the subsequent relocation of the Parents operation from New Hampshire to Texas.

    The audit report of Ernst & Young on the Registrant's financial statement as of December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion, nor was such opinion qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's most recent fiscal year and subsequent interim periods the Registrant had no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The financial statements of the Company for the years ended December 31, 1994 and 1993 were audited by other auditors whose reports expressed unqualified opinions on those statements.

    The Registrant has provided Ernst & Young a copy of the disclosures made under this Item 4 of this Report, and Ernst & Young has furnished the Registrant with a letter addressed to the Commission stating that it agrees with the statements made by the Registrant in response to this Item. Such letter is filed as an exhibit to this report.


ITEM 7.

The following exhibits are filed with this report on Form 8-K:

1.1  - Letter dated March 26, 1997, from Ernst & Young LLP to the Commission.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   CML CHURCH MORTGAGE, INC.


                   By:

                             Jane Sy, President





Ernst & Young LLP
200 Clarendon Street
Boston Massachusetts 02116-5072


March 26, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington,  DC  20549


Gentlemen:



We have read Item 4 of Form 8-K dated March 26, 1997 of CML Church Mortgage Inc. and are in agreement with the statements contained on Page 1 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.



                                   Ernst & Young LLP